Exhibit 4.3

NOTE: Execution of this Adoption Agreement creates a legal liability of the Employer with significant tax consequences to the Employer and Participants. The Employer should obtain legal and tax advice from its professional advisors before adopting the Plan. Principal Life Insurance Company disclaims all liability for the legal and tax consequences which result from the elections made by the Employer in this Adoption Agreement.

             Principal Life Insurance Company, Raleigh, NC 27612
             A member of the Principal Financial Group®

THE EXECUTIVE NONQUALIFIED "EXCESS" PLAN

ADOPTION AGREEMENT

THIS AGREEMENT is the adoption by CHS/Community Health Systems, Inc.     (the "Company") of the CHS/Community Health Systems, Inc. Nonqualified Deferred Compensation Plan ("Plan").

W I T N E S S E T H:

WHEREAS, the Company desires to adopt the Plan as an unfunded, nonqualified deferred compensation plan; and

WHEREAS, the provisions of the Plan are intended to comply with the requirements of Section 409A of the Code and the regulations thereunder and shall apply to amounts subject to section 409A; and

WHEREAS, the Company has been advised by Principal Life Insurance Company to obtain legal and tax advice from its professional advisors before adopting the Plan,

NOW, THEREFORE, the Company hereby adopts the Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

ARTICLE I

Terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth. The Employer hereby represents and warrants that the Plan has been adopted by the Employer upon proper authorization and the Employer hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Employer hereby agrees to be bound by the terms of the Plan.

ARTICLE II

The Employer hereby makes the following designations or elections for the purpose of the Plan:

2.6	Committee:	The duties of the Committee set forth in the Plan shall be satisfied by:

___	(a)	Company

___	(b)	The administrative committee appointed by the Board to serve at the pleasure of the Board.

___	(c)	Board.

XX	(d)	Other (specify): CHS/Community Health Systems, Inc. Retirement Committee.

2.8	Compensation:	The "Compensation" of a Participant shall mean all of a Participant's:

XX	(a)	Base salary.

___	(b)	Service Bonus.

___	(c)	Performance-Based Compensation earned in a period of 12 months or more.

___	(d)	Commissions.

___	(e)	Compensation received as an Independent Contractor reportable on Form 1099.

XX	(f)	Other: Bonus

2.9	Crediting Date:	The Deferred Compensation Account of a Participant shall be credited with the amount of any Participant Deferral to such account at the time designated below:

___	(a)	The last business day of each Plan Year.

___	(b)	The last business day of each calendar quarter during the Plan Year.

___	(c)	The last business day of each month during the Plan Year.

___	(d)	The last business day of each payroll period during the Plan Year.

___	(e)	Each pay day as reported by the Employer.

XX	(f)	Any business day on which Participant Deferrals are received by the administrative recordkeeper.

___	(g)	Other: ___________________________________________.

2.13	Effective Date:

___	(a)	This is a newly-established Plan, and the Effective Date of the Plan is _______________.

XX	(b)
This is an amendment and restatement of a plan named Triad Hospitals, Inc. Deferred Compensation Plan with an effective date of January 1, 2005, an amendment and restatement of a plan named Quorum Nonqualified Retirement Plan with an effective date of July 1, 1994, an amendment and restatement of a plan named River Region Physicans’ Nonqualified Retirement Plan with an effective date of November 1, 1994, an amendment and restatement of a plan named Kosciusko Physicans’ Nonqualified Retirement Plan with an effective date of February 1, 1999, an amendment and restatement of a plan named Mary Black Health Systems, LLC Nonqualified Retirement Plan with an effective date of July 1, 1996 and an amendment and restatement of a plan named CHS NQDCP with an effective date of November 1, 2008.
The Effective Date of this amended and restated Plan is September 1, 2009.

XX	(i)	All amounts in Deferred Compensation Accounts shall be subject to the provisions of this amended and restated Plan.

___	(ii)	Any Grandfathered Amounts shall be subject to the Plan rules in effect on October 3, 2004.

2.20	Normal Retirement Age:	The Normal Retirement Age of a Participant shall be:

___	(a)	Age ___.

___	(b)
The later of age ___ or the _______ anniversary of the participation commencement date. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

XX	(c)	Other: The later of age 65 or age 55 and 10 Years of Service based on Section 6(f)(1).

2.23	Participating Employer(s):	As of the Effective Date, the following Participating Employer(s) are parties to the Plan:

Name of Employer	Address	Telephone No.	EIN

CHS/Community Health Systems, Inc.	4000 Meridian Blvd.	615-465-7000	76-0137985

Franklin, TN 37067

2.26	Plan:	The name of the Plan is

CHS NQDCP.

2.28	Plan Year:	The Plan Year shall end each year on the last day of the month of December.

2.30	Seniority Date:	The date on which a Participant has:

___	(a)	Attained age ___.

___	(b)	Completed __ Years of Service from First Date of Service.

___	(c)	Attained age __ and completed __ Years of Service from First Date of Service.

___	(d)	Attained an age as elected by the Participant.

XX	(e)	Attained age 65 or attained age 55 and completed 10 Years of Service from based on Section 6(f)(1).

___	(f)	Not applicable – distribution elections for Separation from Service are not based on Seniority Date

4.1	Participant Deferral Credits:
Subject to the limitations in Section 4.1 of the Plan, a Participant may elect to have his Compensation (as selected in Section 2.8 of this Adoption Agreement) deferred within the annual limits below by the following percentage or amount as designated in writing to the Committee:

XX	(a)	Base salary:

minimum deferral: __________%

maximum deferral : $__________ or ____75______%

___	(b)	Service Bonus:

minimum deferral: __________%

maximum deferral : $__________ or __________%

___	(c)	Performance-Based Compensation:

minimum deferral: __________%

maximum deferral : $__________ or __________%

___	(d)	Commissions:

minimum deferral: __________%

maximum deferral : $__________ or __________%

___	(e)	Form 1099 Compensation:

minimum deferral: __________%

maximum deferral : $__________ or __________%

XX	(f)	Other: Bonus

minimum deferral: __________%

maximum deferral : $__________ or ____100______%

___	(g)	Participant deferrals not allowed.

4.2	Employer Credits:	Employer Credits will be made in the following manner:

XX	(a)	Employer Discretionary Credits: The Employer may make discretionary credits to the Deferred Compensation Account of each Active Participant in an amount determined as follows:

XX	(i)	An amount determined each Plan Year by the Employer.

___	(ii)	Other: _______________________________________.

XX	(b)	Other Employer Credits: The Employer may make other credits to the Deferred Compensation Account of each Active Participant in an amount determined as follows:

XX	(i)	An amount determined each Plan Year by the Employer.

___	(ii)	Other: _______________________________________.

___	(c)	Employer Credits not allowed.

5.2	Disability of a Participant:

___	(a)	A Participant's becoming Disabled shall be a Qualifying Distribution Event and the Deferred Compensation Account shall be paid by the Employer as provided in Section 7.1.

XX	(b)	A Participant becoming Disabled shall not be a Qualifying Distribution Event.

5.3	Death of a Participant:
If the Participant dies while in Service, the Employer shall pay a benefit to the Beneficiary in an amount equal to the vested balance in the Deferred Compensation Account of the Participant determined as of the date payments to the Beneficiary commence, plus:

___	(a)	An amount to be determined by the Committee.

___	(b)	Other: ________________________________.

XX	(c)	No additional benefits.

5.4	In-Service or Education Distributions:	In-Service and Education Accounts are permitted under the Plan:

XX	(a)	In-Service Accounts are allowed with respect to:

XX	Participant Deferral Credits only. (Effective 1/1/09)
___	Employer Credits only.
XX	Participant Deferral and Employer Credits. (Effective through 12/31/08)

In-service distributions may be made in the following manner:
XX	Single lump sum payment.
XX	Annual installments over a term certain not to exceed 3 years.

Education Accounts are allowed with respect to:
___	Participant Deferral Credits only.
___	Employer Credits only.
___	Participant Deferral and Employer Credits.

Education Accounts distributions may be made in the following manner:
___	Single lump sum payment.
___	Annual installments over a term certain not to exceed __ years.

If applicable, amounts not vested at the time payments due under this Section cease will be:
___	Forfeited
___	Distributed at Separation from Service if vested at that time

(b)	No In-Service or Education Distributions permitted.

5.5	Change in Control Event:

___	(a)	Participants may elect upon initial enrollment to have accounts distributed upon a Change in Control Event.

XX	(b)	A Change in Control shall not be a Qualifying Distribution Event.

5.6	Unforeseeable Emergency Event:

XX	(a)	Participants may apply to have accounts distributed upon an Unforeseeable Emergency event.

___	(b)	An Unforeseeable Emergency shall not be a Qualifying Distribution Event

6.	Vesting:	An Active Participant shall be fully vested in the Employer Credits made to the Deferred Compensation Account upon the first to occur of the following events:

XX	(a)	Normal Retirement Age.

XX	(b)	Death.

___	(c)	Disability.

___	(d)	Change in Control Event

___	(e)	Other: ________________________________.

XX	(f)	Satisfaction of the vesting requirement as specified below:

	XX	Employer Discretionary Credits:

___	(i)	Immediate 100% vesting.

XX	(ii)	100% vesting after 3 Years of Service.

___	(iii)	100% vesting at age __.

___	(iv)	Number of Years Vested of Service Percentage

Less than	1	__%
	1	__%
	2	__%
	3	__%
	4	__%
	5	__%
	6	__%
	7	__%
	8	__%
	9	__%
	10 or more	__%

For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

XX	(1)	First Day of Service.

___	(2)	Effective Date of Plan Participation.

___	(3)
Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Discretionary Credit is made to his or her Deferred Compensation Account.

XX	Other Employer Credits:

___	(i)	Immediate 100% vesting.

___	(ii)	100% vesting after ___ Years of Service.

___	(iii)	100% vesting at age __.

XX	(iv)	As indicated by the Employer prior to the time of contribution and subject to approval of administration capability by Principal.

___	(v)	Number of Years Vested of Service Percentage

Less than	1	__%
	1	__%
	2	__%
	3	__%
	4	__%
	5	__%
	6	__%
	7	__%
	8	__%
	9	__%
	10 or more	__%

For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

___	(1)	First Day of Service.

___	(2)	Effective Date of Plan Participation.

___	(3)
Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Discretionary Credit is made to his or her Deferred Compensation Account.

7.1	Payment Options:
Any benefit payable under the Plan upon a permitted Qualifying Distribution Event may be made to the Participant or his Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant in the Participation Agreement:

(a)	Separation from Service prior to Seniority Date, or Separation from Service if Seniority Date is Not Applicable

XX	(i)	A lump sum.

___	(ii)	Annual installments over a term certain as elected by the Participant not to exceed ___ years.

___	(iii)	Other: ____________________________.

(b)	Separation from Service on or After Seniority Date, If Applicable

XX	(i)	A lump sum.

XX	(ii)	Annual installments over a term certain as elected by the Participant not to exceed 15 years.

___	(iii)	Other: _____________________________.

(c)	Separation from Service Upon a Change in Control Event

___	(i)	A lump sum.

___	(ii)	Annual installments over a term certain as elected by the Participant not to exceed ___ years.

XX	(iii)	Other: Not Applicable.

(d)	Death

XX	(i)	A lump sum.

___	(ii)	Annual installments over a term certain as elected by the Participant not to exceed ___ years.

___	(iii)	Other: ______________________________.

(e)	Disability

___	(i)	A lump sum.

___	(ii)	Annual installments over a term certain as elected by the Participant not to exceed ___ years.

___	(iii)	Other: ______________________________.

XX	(iv)	Not applicable.

If applicable, amounts not vested at the time payments due under this Section cease will be:
___	Forfeited
___	Distributed at Separation from Service if vested at that time

(f)	Change in Control Event

___	(i)	A lump sum.

___	(ii)	Annual installments over a term certain as elected by the Participant not to exceed ___ years.

___	(iii)	Other:

XX	(iv)	Not applicable.

If applicable, amounts not vested at the time payments due under this Section cease will be:
___	Forfeited
___	Distributed at Separation from Service if vested at that time

7.4	De Minimis Amounts.

___	(a)
Notwithstanding any payment election made by the Participant, the vested balance in the Deferred Compensation Account of the Participant will be distributed in a single lump sum payment at the time designated under the Plan if at the time of a permitted Qualifying Distribution Event that is either a Separation from Service, death, Disability (if applicable) or Change in Control Event (if applicable) the vested balance does not exceed  ______.  In addition, the Employer may distribute a Participant's vested balance at any time if the balance does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant's entire interest in the Plan

XX	(b)
There shall be no pre-determined de minimis amount under the Plan; however, the Employer may distribute a Participant's vested balance at any time if the balance does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant's entire interest in the Plan.

10.1	Contractual Liability:	Liability for payments under the Plan shall be the responsibility of the:

XX	(a)	Company.

___	(b)	Employer or Participating Employer who employed the Participant when amounts were deferred.

14.   Amendment and Termination of Plan:  Notwithstanding any provision in this Adoption Agreement or the Plan to the contrary, Sections 2.23, 2.8, 4.1 and 7.1(b) of the Plan shall be amended to read as provided in attached Exhibit A, and Section 4.1.2 of the Plan shall be amended to read as provided in attached Exhibit B.

17.9  Construction: The provisions of the Plan shall be construed and enforced according to the laws of the State of Tennessee, except to the extent that such laws are superseded by ERISA and the applicable provisions of the Code.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year stated below.

CHS/Community Health Systems, Inc. Name of Employer
By:	/s/ James W. Doucette
Authorized Person
	Date:	8/11/09

Exhibit A

Section 2.8

Notwithstanding Section 2.8 of the Adoption Agreement, Section 2.8 of the Plan, or any other terms of the Adoption Agreement or Plan to the contrary, “Compensation” of a Participant shall mean Base salary and Service Bonus attributable to wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses).  Compensation shall also include all of the following types of elective contributions and all of the following types of deferred compensation:  elective contributions that are made by the Employer on behalf of a Participant that are not includible in gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), and 403(b).

However, Compensation shall exclude all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, and welfare benefits.  In addition, Compensation shall also exclude the following:  (a) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (b) amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option; (c) other amounts that received special tax benefits (whether or not the amounts are actually excludable from the gross income of the Participant) unless specifically included above; (d) amounts received as severance pay; and (e) amounts received after severance from employment, provided, however, that Compensation shall include Post-Severance Compensation.

“Post-Severance Compensation" means payments made within 2 ½ months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee's regular working hours, compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2 ½ months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

Section 2.23

Notwithstanding Section 2.23 of the Adoption Agreement, Sections 2.15, 2.23, and 2.24 of the Plan, or any other terms of the Adoption Agreement or Plan to the contrary, a “Participating Employer" shall include any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company under Code Section 414(o), regardless of whether such corporation, trade or business, organization, or entity formally adopts the Plan.

Section 4.1

Notwithstanding Section 4.1 of the Adoption Agreement, Section 4.1 of the Plan, or any other terms of the Adoption Agreement or Plan to the contrary, with respect to a Participant who elects to defer Compensation made with respect to plan years commencing prior to January 1, 2009, the minimum deferral shall be $2,000.

Section 7.1(b)

Notwithstanding Section 7.1(b) of the Adoption Agreement, Section 7.1 or 7.3 of the Plan, or any other terms of the Adoption Agreement or Plan to the contrary, the minimum number of years with respect to annual installments payment option shall be two (2) years with respect to plan years commencing prior to January 1, 2009.

Exhibit B
to
the Adoption Agreement for the
Executive Nonqualified Excess Plan

In accordance with Section 14 of the Adoption Agreement (the “AA”) for the Executive Nonqualified Excess Plan as adopted for the CHS NQDCP (the “Plan”), which permits CHS/Community Health Systems, Inc., as sponsor of the Plan, to amend the terms of the AA and the Plan, CHS/Community Health Systems, Inc. hereby adopts this Exhibit B to the AA concurrently with the adoption of the Plan.  All other provisions of the Plan and AA remain in force and unamended.

1.           Section 4.1.2 of the Plan shall be amended by deleting the final sentence thereto and replacing it with the following sentence:

                              The election of a Participant shall be effective only with respect to the calendar year credits on account of which the election is made.